FOR IMMEDIATE RELEASE

AMERICAN TECHNOLOGY TO AMEND FORM 10-Q FOR

THE PERIOD ENDED JUNE 30, 2007

Company Expects to File Form 10-K Within the Next Week

SAN DIEGO, CA, January 2, 2008 - American Technology Corporation (ATC) (NASDAQ: ATCO), a leader in the innovation and production of directed sound products and technologies, today announced that it is filing an amended Form 10-Q for the quarter ended June 30, 2007. Following extensive subsequent analysis by the Company and its consultants and auditors, the Company determined to restate the June 30, 2007 unaudited consolidated financial statements to increase the estimated expense and related liability in connection with amended payroll tax returns for tax years 2004 and 2005 that were filed by the Company in December 2007. The restatement will increase the liability by $135,601 at June 30, 2007 and increase selling and administrative expenses and the net loss for the three and nine months ended June 30, 2007 by $135,601 but will not result in a change in previously reported revenues, cash flows from operations or total cash and cash equivalents.

Since a portion of this adjustment had already been accrued in the fourth quarter and is a timing change between quarters, the Company expects to increase fiscal 2007 selling and administrative expenses and the net loss by $101,965 compared to previously released preliminary results for the fiscal year ended September 30, 2007. This adjustment does not change revenues, cash flows from operations or total cash and cash equivalents for the fiscal year ended September 30, 2007. After this adjustment the loss from operations is expected to decrease to $5.9 million for fiscal 2007 compared to $8.6 million for fiscal 2006, however such estimate may be subject to further review and adjustment.

The Company expects to file its amended Form 10-Q and its Form 10-K for the period ended September 30, 2007, which will reflect the adjustment described above, within the next week.

About American Technology Corporation

American Technology Corporation is Shaping the Future of Sound by providing directed audio solutions that place clear, highly intelligible sound exactly where needed. ATC's Long Range Acoustic Device (LRAD), HyperSonic Sound, and NeoPlanar product lines make up the core of an expanding portfolio of directed sound products and technologies. For more information about ATC and its directed sound solutions please visit the company's web site at www.atcsd.com.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to, our ability to complete our restated fiscal third quarter financial statements and file our amended Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2007, the impact of the late filing of our Annual Report on Form 10-K for the fiscal year ended September 30, 2007, the performance of our management team, market acceptance of our directed sound technologies and products, entry of competitors, the possibility our intellectual property protections will not prevent others from marketing products similar to or competitive with our products, potential technical or manufacturing difficulties that could delay product deliveries or increase warranty costs, and other risks identified and discussed in our filings with the Securities and Exchange Commission. These forward-looking statements are based on information and management's expectations as of the date hereof. Future results may differ materially from our current expectations. For more information regarding other potential risks and uncertainties, see the "Risk Factors" section of the company's Form 10-K for the year ended September 30, 2006 and the company's Form 10-Q for the quarter ended June 30, 2007. American Technology Corporation disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated.

FOR FURTHER INFORMATION CONTACT:

Investor Relations:

Robert Putnam

(858) 676-0519

robert@atcsd.com